Exhibit 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q of Virgin Media Inc., Virgin Media Investment Holdings Limited and Virgin Media Investments Limited (collectively, the “Registrants” for the three months ended June 30, 2012, as filed with the Securities Exchange Commission on the date hereof (“The Report”), Neil A. Berkett as Chief Executive Officer of the Registrants, and Eamonn O'Hare, as Chief Financial Officer of the Registrants, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

Date:	July 30, 2012	By:	/s/ Neil A. Berkett
		Name:	Neil A. Berkett
		Title:	Chief Executive Officer

Date:	July 30, 2012	By:	/s/ Eamonn O'Hare
		Name:	Eamonn O'Hare
		Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrants and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrants for purposes of Section 18 of the Securities Exchange Act of 1934.